EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
of WaferGen Bio-systems, Inc.:

We hereby consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan of our report dated March 31, 2011, with respect to the consolidated financial statements of WaferGen Bio-systems, Inc. included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Rowbotham & Company LLP

San Francisco, CA
March 22, 2012